UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 10, 2018 (August 8, 2018)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 10, 2018, Brookdale Senior Living Inc. (the "Company") announced that in connection with the appointment of Steven E. Swain as the Company's Executive Vice President and Chief Financial Officer, as described below, the Company's current Interim Chief Financial Officer and principal financial officer, Teresa F. Sparks, will step down from such roles effective upon Mr. Swain's starting date, which is expected to be September 4, 2018.

(c)

On August 8, 2018, Steven E. Swain accepted the Company's offer to serve as the Company's Executive Vice President and Chief Financial Officer. Mr. Swain is expected to start with the Company on September 4, 2018.  Upon Mr. Swain's starting date, he will assume the role of principal financial officer, replacing Ms. Sparks.

Mr. Swain, 51, has served as Senior Vice President and Chief Financial Officer of DISH Network Corporation since October 2014, after having served as its Senior Vice President of Programming from April 2014 to October 2014, and as its Vice President of Corporate Financial Planning and Analysis since joining the company in 2011.  Prior to DISH Network, Mr. Swain spent more than 15 years working in the telecommunications sector, most recently at CenturyLink, Inc. and Qwest Communications International, Inc. (acquired by CenturyLink), where he served in multiple leadership roles in finance, including corporate financial planning and analysis, treasury and investor relations, as well as in-network engineering.

There are no arrangements or understandings between Mr. Swain and any other persons pursuant to which he was selected as an officer, nor are there any family relationships between Mr. Swain and any of the Company's directors or executive officers.  Additionally, there are no transactions involving Mr. Swain that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Swain's appointment, the Compensation Committee (the "Committee") of the Board approved the following compensation arrangements, which are set forth in Mr. Swain's offer letter: (i) an annual base salary of $500,000; (ii) eligibility to participate in the Company's annual cash incentive program generally applicable to members of management, with the target cash bonus reflecting 100% of his base salary paid during the plan year (and pro-rated for his 2018 participation); (iii) upon or shortly after his start date, eligibility to receive awards of restricted stock under the Company's Amended and Restated 2014 Omnibus Incentive Plan (the "Omnibus Plan") with an aggregate grant date value of $1,000,000 on vesting terms to be approved the Committee, one-half of which will be eligible to vest ratably in four annual installments subject to continued employment, and the other one-half of which will be eligible to vest on February 27, 2021, subject to continued employment and the achievement of total shareholder return (TSR) performance targets; (iv) beginning in 2019, eligibility to receive annual awards of restricted stock under the Omnibus Plan with an aggregate grant date value of $1,000,000 on vesting terms to be approved by the Committee, one-half of which are expected to be time-based shares of restricted stock and one-half of which are expected to be performance-based shares of restricted stock; (v) a cash sign-on bonus of $100,000; and (vi) assistance with relocation, including reasonable and customary closing costs for the sale of Mr. Swain's home and purchase of a home in the Nashville area, moving and storage costs, temporary housing in the Nashville area for up to three months, a relocation allowance of $5,000, and associated tax gross ups.  Pursuant to his offer letter, if Mr. Swain voluntarily terminates employment or withdraws from full-time status prior to 12 months of his start date, he will be required to reimburse the Company for the amount of the sign-on bonus, and if he voluntarily terminates employment or withdraws from full-time status prior to 24 months of his start date, he will be required to reimburse the Company for the amount of relocation benefits paid or provided on his behalf.

In addition, Mr. Swain will participate in the Company's Amended and Restated Tier I Severance Pay Policy (the "Policy") as a Selected Officer (as defined therein).  Under the terms of the Policy applicable to Selected Officers, in the event of the executive's separation from service (as defined in the Policy) by the Company without cause (as defined in the Policy) or by such executive with good reason (as defined in the Policy), in either case within 18 months following a change in control (as defined in the Policy), such executive will be entitled to receive:  (i) 150% of the sum of the executive's annual salary and target annual bonus for the year of separation from service, payable over 18 months; (ii) payment of an annual cash bonus for the year of separation from service to the extent earned under the terms of the annual incentive plan, pro-rated based on the number of days the executive was employed by the Company during the year of separation from service (the "Pro-Rata Bonus"); and (iii) continued health insurance benefits as if the executive were still an active employee for 18 months (subject to certain limitations) (the "Severance Benefits").  In the event of the executive's separation from service by the Company without cause outside the context of a change in control, such executive will be entitled to receive:  (i) 100% of the sum of the executive's annual salary and target annual bonus for the year of separation from service, paid in installments over 12 months; (ii) the Pro-Rata Bonus; and (iii) the Severance Benefits for 12 months.  Payments and provision of benefits under the Policy are subject to the individual executing and delivering a waiver and release and the expiration of the applicable revocation period.

The Company will enter into an Indemnification Agreement with Mr. Swain in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company with the Securities and Exchange Commission on February 28, 2011 as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On August 10, 2018, the Company issued a press release announcing the appointment of Mr. Swain to succeed Ms. Sparks described in Item 5.02 of this report.  A copy of the press release is furnished herewith as Exhibit 99.1.  The press release furnished as Exhibit 99.1 attached hereto shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered "filed" or incorporated by reference therein.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 10, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	August 10, 2018	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary